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                                                                     Exhibit 3.2




                                 FORM OF BYLAWS


                                       OF


                         GENESIS HEALTHCARE CORPORATION


         Incorporated under the Laws of the Commonwealth of Pennsylvania


================================================================================




                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

         SECTION 1.2. Place of Meeting. The Board of Directors or the Chair of the Board, as the case may be, may designate the place of meeting for any annual meeting or special meeting of the shareholders. If no designation is so made, the place of meeting shall be the executive office of the Corporation.

         SECTION 1.3. Postponement or Cancellation of Meeting. Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders called by the Board of Directors or the Chair of the Board may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

         SECTION 1.4. Notice of Shareholder Business and Nominations.

                  (A) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.4.

                  (B) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of paragraph
(A) of this Section 1.4, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a notice from a shareholder shall be delivered to the Secretary at the principal executive



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offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by a shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a notice by a shareholder as described above. A notice from a shareholder shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) evidence of the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner.

                  (C) Notwithstanding anything in the second or third sentences of paragraph (B) of this Section 1.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a notice from a shareholder required by this Section 1.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (D) For purposes of this Section 1.4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (E) Notwithstanding the foregoing provisions of this Section 1.4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.4. Nothing in this Section 1.4 shall be deemed to affect any rights (1) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any class or series of shares having the right under the terms of those shares to elect directors under specified circumstances.

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         SECTION 1.5. Opening and Closing the Polls. The chair of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

         SECTION 1.6. Quorum and Adjournment. Except as otherwise provided by law or by the articles of incorporation, the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The chair of a meeting or a majority of the shares present may, except as otherwise provided in the Pennsylvania Business Corporation Law of 1988 (the "BCL"), adjourn the meeting from time to time to such place and time as the Chair or the holders of such shares may determine, whether or not there is a quorum present.

         SECTION 1.7.  Call of Special Meetings by Shareholders.

                  (A) Shareholders entitled to cast the number of votes specified in the articles of incorporation may call a special meeting of shareholders for any lawful purpose or purposes by delivering to the Secretary at the principal executive office of the Corporation a written request signed by each of those shareholders that includes (1) a brief description of the business to be conducted at the special meeting and the reasons for conducting the business at a special meeting; (2) as to each shareholder who has signed the request and the beneficial owner, if any, on whose behalf the request was signed
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) evidence of the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner; and (3) any material interest of any such shareholder or beneficial owner in the business described in the request. If the business to be conducted includes the removal of a director, the request for the meeting must include the name of a person who will be nominated to fill the position that will be created if the director is removed and all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Notwithstanding the foregoing provisions of this Section 1.7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 1.7.

                  (B) Every shareholder request for a special meeting shall bear the date of signature of each shareholder who signs the request, and no shareholder request shall be effective to cause the Corporation to call a special meeting unless, within 60 days of the earliest dated request received in accordance with paragraph (A) of this Section 1.7, requests signed by a sufficient number of shareholders to cause the Corporation to call a special meeting of shareholders are delivered to the Corporation in the manner prescribed in this Section 1.7. Each request shall be valid and effective only if each shareholder submitting the request was a record holder of the shares covered by the request both as of the date the shareholder signed the request and as of the date requests signed by a sufficient number of shareholders to cause the Corporation to call a special meeting of shareholders are delivered to the Corporation in the manner prescribed in this Section 1.7.

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                  (C) In the event of the delivery, in the manner prescribed by this Section 1.7, to the Corporation of the requisite request for a special meeting of shareholders, the Corporation shall engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the request. For the purpose of permitting the judges to perform that review, no request for a special meeting of shareholders shall be effective until the date that the independent judges certify to the Corporation that the request represents at least the minimum number of votes that would be necessary to cause the Corporation to call a special meeting. Nothing contained in this paragraph (C) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request, whether before or after such certification by the independent judges, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                  (D) Unless the Board of Directors determines within ten business days after receipt of the certification of the judges of election under paragraph (C) of this Section 1.7 that the business to be conducted at the special meeting is not lawful, it shall be the duty of the Secretary to fix the date and time of the special meeting, which shall be held not more than 120 days after the receipt by the Secretary of the last request that is timely received under paragraph (B) and that represents the minimum number of votes necessary to call the special meeting. The Corporation shall cause written notice of the special meeting, stating the place, day and hour of the meeting, to be delivered to each shareholder of record entitled to vote at the meeting. The notice of meeting shall indicate that the purpose of the meeting is to consider (i) the business desired to be brought before the meeting by the requesting shareholders as set forth in the shareholders' written request, and (ii) such other business, if any, as the Corporation desires to bring before the meeting.

         SECTION 1.8. Proper Business. A person who is nominated by a shareholder shall be eligible to serve as a director and business proposed by a shareholder may be conducted at a meeting of shareholders only if the nomination or proposal is made in accordance with the procedures set forth in Section 1.4 or 1.7. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination by a shareholder or any business proposed by a shareholder to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in
Section 1.4 or 1.7 and, if any proposed nomination or business is not in compliance with Section 1.4 or 1.7, to declare that such defective nomination or proposal shall be disregarded.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 2.1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 2.1 immediately after, and at the same place as, the Annual Meeting of Shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 2.2. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chair of the Board, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.


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         SECTION 2.3. Notice. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by first-class or overnight mail or courier service, facsimile transmission, email, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, email, telephone, or other electronic communication, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these bylaws.

         SECTION 2.4. Quorum. Subject to Section 2.5, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 2.5. Vacancies. Subject to applicable law and the rights of the holders of any class or series of shares with respect to directors elected exclusively by such class or series of shares, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors or by the sole remaining director, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

         SECTION 2.6.  Executive and Other Committees.

                  (A) The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation's capital stock and to authorize amendments of the articles of incorporation, mergers and other actions and transactions under Chapter 19 of the BCL that do not require the approval of the shareholders. The Board may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.


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                  (B) A majority of any committee may fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in
Section 2.3. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. A majority of the members of a committee shall be necessary to constitute a quorum, and the acts of a majority of the members of a committee present and voting at a meeting of the committee at which a quorum is present shall be the acts of the committee.


                                   ARTICLE III

                                    OFFICERS

         SECTION 3.1. Elected Officers. The elected officers of the Corporation shall be a Chair of the Board of Directors, a Chief Executive Officer, Chief Financial Officer, and such other officers as the Board of Directors from time to time may deem proper. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer or the Chief Financial Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board or such committee or by the Chief Executive Officer or the Chief Financial Officer, as the case may be.

         SECTION 3.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or earlier resignation, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chief Executive Officer or the Chief Financial Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 3.3. Chair of the Board. The Chair of the Board shall be chosen from among the directors. The Chair of the Board shall preside at all meetings of the shareholders and of the Board of Directors and may be the Chief Executive Officer of the Company.

         SECTION 3.4. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer or the Chief Financial Officer may be removed by the officer who appointed the subordinate officer or agent whenever, in the judgment of the appointing officer, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

         SECTION 3.5. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the Chief Financial Officer because of death, resignation, or removal may be filled by the Chief Executive Officer or the Chief Financial Officer.


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                                   ARTICLE IV


                                 INDEMNIFICATION

         SECTION 4.1. Indemnification. The Corporation shall indemnify any person who was or is a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action or proceeding, including without limitation actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation (for profit or not-for-profit), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, against all liabilities, expenses (including without limitation attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement in connection with such action or proceeding unless the act or failure to act by such person giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         SECTION 4.2. Advancement of expenses. Expenses (including without limitation attorneys' fees) incurred by any person who was or is an officer or director of the Corporation in defending or appearing as a witness in any action or proceeding referred to in Section 4.1 shall automatically be paid by the Corporation, without the need for action by the board of directors, in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         SECTION 4.3. Exception. Notwithstanding anything in this Article IV to the contrary, the Corporation shall not be obligated to indemnify any person under Section 4.1 or advance expenses under Section 4.2 with respect to proceedings, claims or actions commenced by that person, other than mandatory counterclaims and affirmative defenses.

         SECTION 4.4. Claims for Indemnification. To obtain indemnification under this Article IV, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the shareholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" as defined in the Appendices to the 2003 Stock Option Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

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         SECTION 4.5. Proceeding to Enforce Indemnification. If a claim under
Section 4.4 is not paid in full by the Corporation within thirty days after a written claim pursuant to that section has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or appearing as a witness in any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the BCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 4.6. Binding Determination. If a determination shall have been made pursuant to Section 4.4 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 4.5.

         SECTION 4.7. Validity. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4.5 that the procedures and presumptions of this Article IV are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article IV.

         SECTION 4.8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the BCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 4.9, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

         SECTION 4.9. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending or appearing as a witness in any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent permitted under this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         SECTION 4.10. Severability. If any provision or provisions of this
Article IV shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


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         SECTION 4.11.  Definitions.  For purposes of this Article IV:

                           (1) "Disinterested Director" means a director of the
Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                           (2) "Independent Counsel" means a law firm, a member
of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article IV.

         SECTION 4.12. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article IV shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

         SECTION 4.13. Interpretation. The indemnification and advancement of expenses provided by or pursuant to this Article IV shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any insurance policy, agreement, vote of shareholders or directors, or otherwise, both as to actions in the person's official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the person. If the BCL is amended to permit a Pennsylvania corporation to provide greater rights to indemnification and advancement of expenses for its directors and officers than the express terms of this Article IV, this Article IV shall be construed to provide for such greater rights.

         SECTION 4.14. Contract. The duties of the Corporation to indemnify and to advance expenses to a director or officer as provided in this Article IV shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article IV shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act that took place prior to the amendment or repeal or the termination of the service of the person as a director or officer, whichever is earlier.


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